                                  ADT LIMITED

Exhibit No. 11.1

Computation of (Loss) Earnings per Common Share

Nine months ended September 30                                                          1996             1995
                                                                                          $m               $m
Net (loss) income                                                                     (657.5)            52.9
Dividends on convertible redeemable preference shares                                   (0.2)            (0.3)
                                                                                ------------     ------------
Adjusted net (loss) income available to common shareholders -
  primary and fully diluted (loss) earnings per common share                          (657.7)            52.6
                                                                                ============     ============

Nine months ended September 30                                                          1996             1995
                                                                                      Number           Number

Weighted average number of common shares in issue                                136,823,772      135,259,408
Weighted average number of common stock
  equivalents in issue resulting from:
  - Executive share option schemes                                                         -        2,551,873
  - Non-voting exchangeable shares                                                         -            2,259
                                                                                ------------     ------------
Weighted average number of common shares in issue as used
  in the computation of primary (loss) earnings per common share                 136,823,772      137,813,540
Executive share option schemes                                                             -          693,354
                                                                                ------------     ------------
Weighted average number of common shares in issue as used
  in the computation of fully diluted earnings per common share                            -      138,506,894
                                                                                ============     ============

Nine months ended September 30                                                          1996             1995
                                                                                           $                $


Primary (loss) earnings per common share                                               (4.81)            0.38
                                                                                ============     ============
Fully diluted earnings per common share                                                    -             0.38
                                                                                ============     ============

Notes

(i) A certain number of common stock equivalents resulting from executive share option schemes are anti-dilutive in the calculation of primary and fully diluted (loss) earnings per common share in 1996 and 1995.

(ii) The effect on fully diluted earnings per common share resulting from the assumed exchange of Liquid Yield Option Notes, which were issued in July 1995, is anti-dilutive in 1996 and 1995. The effect on fully diluted earnings per common share resulting from the assumed conversion of convertible capital bonds is anti-dilutive in 1996 and 1995. The effect on fully diluted earnings per common share resulting from the assumed conversion of convertible redeemable preference shares is anti-dilutive in 1996 and 1995.

                                  ADT LIMITED

Exhibit No. 11.1

Computation of Earnings per Common Share

Three months ended September 30                                                         1996             1995
                                                                                          $m               $m
Net income                                                                              18.6             18.0
Dividends on convertible redeemable preference shares                                      -             (0.1)
                                                                                ------------     ------------
Adjusted net income available to common shareholders -
  primary and fully diluted earnings per common share                                   18.6             17.9
                                                                                ============     ============

Three months ended September 30                                                         1996             1995
                                                                                      Number           Number

Weighted average number of common shares in issue                                137,560,690      135,523,785
Weighted average number of common stock
  equivalents in issue resulting from:
  - Executive share option schemes                                                 6,089,869        3,361,057
  - Non-voting exchangeable shares                                                         -              980
                                                                                ------------     ------------
Weighted average number of common shares in issue as used
  in the computation of primary earnings per common share                        143,650,559      138,885,822
Executive share option schemes                                                             -          760,109
                                                                                ------------     ------------
Weighted average number of common shares in issue as used
  in the computation of fully diluted earnings per common share                  143,650,559      139,645,931
                                                                                ============     ============

Three months ended September 30                                                         1996             1995
                                                                                           $                $

Primary earnings per common share                                                       0.13             0.13
                                                                                ============     ============
Fully diluted earnings per common share                                                 0.13             0.13
                                                                                ============     ============

Notes

(i) A certain number of common stock equivalents resulting from executive share option schemes are anti-dilutive in the calculation of primary and fully diluted earnings per common share in 1996 and 1995.

(ii) The effect on fully diluted earnings per common share resulting from the assumed exchange of Liquid Yield Option Notes, which were issued in July 1995, is anti-dilutive in 1996 and 1995. The effect on fully diluted earnings per common share resulting from the assumed conversion of convertible capital bonds is anti- dilutive in 1996 and 1995. The effect on fully diluted earnings per common share resulting from the assumed conversion of convertible redeemable preference shares is anti-dilutive in 1996 and 1995.